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                                                                   EXHIBIT 10.14

                              COMPROMISE AGREEMENT

THIS AGREEMENT is made on the 30th day of June 1998

BETWEEN

GETTY IMAGES LIMITED of 101 Bayham Street London NW1 0AG ("the Employer"), and

STEPHEN WARSHAW of 29 Heath Hurst Road, London, NW3 2RU ("the Employee").

AGREEMENT:

1. The effective date of termination of the Employee's employment will be 30 June 1998 ("Termination Date"). The Employee will receive his salary and other employment benefits, including accrued but untaken holiday pay, up to the Termination Date as well as all outstanding unpaid bonus.

2. In addition, by way of compensation for loss of employment, but without admission of liability and subject to basic rate tax and other statutory deductions, if any, the Employer is obliged to make, the Employer will pay to the Employee within 14 days of his agreement the sum of L350,000. This sum represents the following:

     (a)  salary for the period 1 July 1998 to 19 October 1999;

     (b)  bonus for the period 1 July 1998 to 19 October 1999;

     (c)  permanent health insurance and life insurance;

     (d) payment, on an engrossed basis, of the 25% of gross salary pension contributions to which the Employee is entitled under his contract of employment;

     (e)  payment in lieu of car benefit from October 1998 to October 1999;

     each adjusted for different tax treatment.

3. The Employee will be permitted to make use of the company car R812 JMR until 19 October 1998, during which time the costs of insurance, road fund licence, tax and maintenance will be borne by he Employer and the day to day running costs, including fuel, will be met by the Employee.

4. The Employer will continue to provide executive health cover for the Employee and his family through PPP Healthcare Scheme 66283 until such time as the Employee takes up other employment or until 19 October 1999, whichever falls earlier.

5. Options over 50,000 shares are to be retained by the Employee and the Employer will arrange for execution of an appropriate written amendment of the Non-Qualified Stock Option Agreement to allow for these share options to vest immediately and be exercisable at any time within 3 years of the Termination Date.

6. The employer agrees that any restrictive covenants referred to in clause 16 (Restrictions on Termination) of the Employee's Service Agreement dated 17 October 1997 with the Employer are waived upon signature of this agreement.

7. The Employer agrees to directly bear the costs of the Employee obtaining the following services:

- Outplacement counselling provided by a reputable provider approved by and on terms agreed by the Employer for a period of up to 12 months from the date of this Agreement or until such time as the Employee takes up other, whichever is the earlier;

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-   legal and taxation advice in relation to this agreement to a maximum of
    L6,000 (plus VAT), payment of this sum to be made direct to the Employee's solicitor subject to receipt of a copy invoice from them stated to be payable by the Employer; and

-   independent financial planning advice provided by Johnstone Douglas Limited.

8. The Employer will provide a reference in the form of Attachment A to this Agreement and undertakes that any oral references given by it will be consistent with the attached written reference. The Employer agrees that any internal statements given by it will be in accordance with Attachment B to this Agreement and only by mutual agreement and that any external statements given by it will be consistent with Attachment B to this Agreement and only by mutual agreement. Both the Employer and the Employee agree that they will not damage the other in the market place.

9. The Employee accepts the above in full and final settlement of all matters arising out of the Employee's employment with the Employer and the termination thereof.

10. The Employer will pay the Employee his June salary via normal payroll and issue the Employee's P45 on the Termination Date. The Employer will process all other monies to which the Employee is entitled under this Agreement within 14 days of the date of this Agreement and pay those either directly into the Employee's bank account or by cheque sent to the Employee's home address.

11. The Employee will refrain from instituting any proceedings before an Industrial Tribunal in respect of any claim for unfair dismissal or redundancy payment under Sections 94, 105, and 135 respectively of the Employment Rights Act 1996, for sex discrimination under the Sex Discrimination Act 1975, for Race Discrimination under the Race Relations Act 1976, for equal pay under the Equal Pay Act 1970, for wages under Part II of the Employment Rights Act 1996 or for disability under the disability Discrimination Act 1995.

12. The Employee will refrain from instituting any proceedings in a court of relevant jurisdiction for any remedy arising from any matter under his contract of employment with the Employer or any other contract connected with his employment and made between the parties to this Agreement and/or the termination of any such contract, except any claim in relation to accrued pension rights and/or personal injury.

13. The Employee will immediately return to the Employer all correspondence, documents and information (including any contained on any computer disk or other medium of storage of information) and without limitation, any other property of the Employer in his possession or control (unless otherwise agreed in writing), and he will not permit any of that property to be used by any person and will not make or retain any copies before giving up possession to the Employer.

14. The Employee will not, without prior written consent of the Employer, divulge any confidential information of the Employer, including without limitation, its technical processes, plans and passwords to any person or company and the Employee agrees not to use any of the same directly or indirectly.

This Agreement is made in compliance with the provisions regulating compromise agreements under the Employment Rights Act 1996 both generally and in the following particulars:--

     (i) The Employee hereby confirms that he has received independent legal advice as to the terms and effect of this Agreement and in particular its effect on his ability to pursue his rights before an Industrial Tribunal.

     (ii) The legal advice has been given to the Employee by Elizabeth Potter, Solicitor of Farrer & Co.

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     (iii) The said Solicitor has confirmed to the Employee that there is in force professional indemnity insurance covering the risk of a claim against him and/or the said firm of Farrer & Co by the Employee in respect of loss arising in consequence of the said advice.

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Signed for and on behalf of the
Employer

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Signed by the Employee

Signed by
(Solicitor of the Employee)

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